Exhibit 99.1

JLL Income Property Trust
Celebrates 10-Year Anniversary

Chicago (October 12, 2022) – This month JLL Income Property Trust (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) celebrates reaching 10 years since launching as the first institutionally advised, daily net asset valued REIT in 2012. Since its inception, JLL Income Property Trust has grown to a nationally diversified, nearly 140-property portfolio investing across multiple property sectors including residential, industrial, grocery-anchored retail and healthcare.

“We could not be prouder to mark this 10-year milestone,” said JLL Income Property Trust President and CEO Allan Swaringen. “We created JLL Income Property Trust to deliver core, income-producing real estate to an underserved investor segment at a time when prior vintages of non-traded REITs had high fees, limited transparency and were being closely scrutinized by regulators. We wanted to change that. While the NAV REIT market has grown and evolved tremendously over the past decade, our goal has stayed the same: to deliver stable and growing, long-term cashflow for our stockholders. That objective continues to drive our investment decisions, and is especially important in today’s volatile, yield-hungry market environment. Thanks to all our stockholders for putting your trust in us.”

JLL Income Property Trust has declared 43 consecutive quarterly dividends and achieved annualized dividend growth of nearly 4% since 2012. That dividend growth has been underpinned by a growing, diversified and low-leveraged core portfolio. Valued today at approximately $7.2 billion, JLL Income Property Trust’s portfolio has achieved a compound annual growth rate of 24 percent since inception, and now includes:

–More than 12.9 million square feet of industrial properties
–Nearly 4 million square feet of grocery-anchored retail space
–Nearly 1.4 million square feet of healthcare-oriented properties
–Over 10,000 residential units

During its first 10-years, JLL Income Property Trust has achieved annualized net-of-fee returns of approximately 9.2% on its lowest fee share class while also delivering low volatility as measured by a 3.3% standard deviation.

Added Swaringen, “Looking forward, we’re excited for the opportunities that lay ahead, and feel our portfolio is well constructed to continue to deliver the long-term, stable cashflow and attractive risk adjusted returns our stockholders have come to expect. It is also a testament to our vision that the NAV REIT market continues to grow and expand with programs modeled after our pioneering new structure.”

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About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $82 billion of assets in private and public real estate property and debt investments as of Q2 2022. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Scott Sutton
LaSalle Investment Management
Telephone: +1 224 343 5538
Email: scott.sutton@lasalle.com
Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com